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                                                                  EXHIBIT 10.4.2

                             REVOLVING CREDIT NOTE


$ 25,000,000                                           January 20, 2000


          FOR VALUE RECEIVED, U.S. Foodservice, Inc., a Delaware corporation, and JP Foodservice Distributors, Inc., a Delaware corporation (collectively, the "Borrowers"), jointly and severally promise to pay to the order of Fleet National Bank, a national banking association (the "Lender"), at the times and in the manner provided in that certain Loan Agreement, dated as of even date herewith, among the Borrowers, the guarantors named therein and the Lender (the "Loan Agreement"), the principal amount of Twenty Five Million Dollars ($25,000,000), or so much thereof as may be advanced from time to time under the Loan Agreement and remain outstanding, together with accrued and unpaid interest on each such advance at rates as in effect from time to time as determined pursuant to Section 2 of the Loan Agreement.

          All payments hereunder shall be made in lawful money of the United States of America, without offset, at the address of the Lender specified in the Loan Agreement.

          This Note evidences the Revolving Credit Loan advanced or to be advanced by the Lender to or for the benefit of the Borrowers as borrowers under the Loan Agreement. The Loan Agreement contains, among other things, provisions for the determination of interest rates, the fees payable in respect of this Note, and acceleration of the payment of this Note upon the happening of certain stated events.

          The Borrowers promise to pay all costs and expenses (including without limitation reasonable attorneys' fees and disbursements) incurred in connection with the collection hereof.

          The Borrowers hereby waive presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of the Borrowers.

          No single or partial exercise by the Lender of any right or remedy hereunder, under the Loan Agreement, or under any other instrument relating to
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the Loan Agreement shall preclude any other or further exercise thereof or the exercise of any other rights or remedies.

          This Note shall be governed by and construed under and in accordance with the laws of the State of New York (but not including the choice of law rules thereof).

          IN WITNESS WHEREOF, each of the undersigned has duly executed this Note, or has caused this Note to be duly executed on its behalf, as of the day and year first hereinabove set forth.

                                    U.S. FOODSERVICE, INC.

                                    By:  /s/ Robert Gillison
                                        --------------------
                                        Name:  Robert Gillison
                                        Title: Treasurer

                                    JP FOODSERVICE DISTRIBUTORS, INC.

                                    By:  /s/ Robert Gillison
                                        --------------------
                                        Name: Robert Gillison
                                        Title: Treasurer